                                                                     Exhibit 2.1



                   -----------------------------------------


                            ASSET PURCHASE AGREEMENT


                                      among


                                TEKNI-PLEX, INC.


                              NATVAR HOLDINGS, INC.

                                       and


                      HIGH VOLTAGE ENGINEERING CORPORATION


                            Dated as of April 8, 1999





                   -----------------------------------------

                                TABLE OF CONTENTS

                                                                                                               PAGE

                                    ARTICLE I
                                PURCHASE AND SALE

SECTION 1.01               Acquired Assets...........................................................
SECTION 1.02               Excluded Assets...........................................................
SECTION 1.03               Determinations as to Mixed-Use Assets.....................................

                                   ARTICLE II
                 EXCLUSION AND ASSUMPTION OF CERTAIN LIABILITIES

SECTION 2.01               Excluded Liabilities......................................................
SECTION 2.02               Assumed Liabilities.......................................................

                                   ARTICLE III
                                 PURCHASE PRICE

SECTION 3.01               Purchase Price............................................................

                                   ARTICLE IV
                                     CLOSING

SECTION 4.01               Time and Place............................................................
SECTION 4.02               Transactions at Closing...................................................

                                    ARTICLE V
                  REPRESENTATIONS AND WARRANTIES OF THE SELLER

SECTION 5.01               Organization and Standing; Authority......................................
SECTION 5.02               Authorization of Agreement; Validity......................................
SECTION 5.03               No Conflict...............................................................
SECTION 5.04               Sufficiency of and Title to the Acquired Assets...........................
SECTION 5.05               Financial Statements......................................................
SECTION 5.06               Absence of Certain Changes................................................
SECTION 5.07               Contracts.................................................................
SECTION 5.08               Real Property; Personal Property..........................................
SECTION 5.09               Equipment.................................................................
SECTION 5.10               Location of Inventories...................................................
SECTION 5.11               Intellectual Property.....................................................
SECTION 5.12               Customers.................................................................
SECTION 5.13               Litigation, etc...........................................................

SECTION 5.14               Labor Relations...........................................................
SECTION 5.15               Pensions and Benefits.....................................................
SECTION 5.16               Compliance with Laws, Etc.................................................
SECTION 5.17               Licenses, Permits and Authorizations......................................
SECTION 5.18               Tax Matters...............................................................
SECTION 5.19               Environmental Matters.....................................................
SECTION 5.20               Brokers...................................................................
SECTION 5.21               Foreign Corrupt Practices.................................................
SECTION 5.22               Required Consents.........................................................
SECTION 5.23               Receivables...............................................................
SECTION 5.24               Inventories...............................................................
SECTION 5.25               Products..................................................................
SECTION 5.26               Bulk Sales Laws...........................................................
SECTION 5.27               Governmental Approvals....................................................
SECTION 5.28               Projections...............................................................
SECTION 5.29               Disclosure................................................................

                                   ARTICLE VI
                   REPRESENTATIONS AND WARRANTIES OF THE BUYER

SECTION 6.01               Organization and Standing.................................................
SECTION 6.02               Authorization of Agreement; Validity......................................
SECTION 6.03               No Conflict...............................................................
SECTION 6.04               Governmental Approvals....................................................
SECTION 6.05               Brokers...................................................................

                                   ARTICLE VII
                       CONDUCT OF BUSINESS PENDING CLOSING

SECTION 7.01               Full Access...............................................................
SECTION 7.02               Carry on in Regular Course................................................
SECTION 7.03               No General Increases......................................................
SECTION 7.04               Sale of Assets............................................................
SECTION 7.05               Insurance.................................................................
SECTION 7.06               Preservation of Organization..............................................
SECTION 7.07               No Shopping...............................................................
SECTION 7.08               Maintenance of Contracts..................................................
SECTION 7.09               Notice of Certain Events..................................................
SECTION 7.10               Closing Conditions........................................................
SECTION 7.11               Actions with respect to Representations and Warranties....................



                                  ARTICLE VIII
                   CONDITIONS PRECEDENT TO BUYER'S OBLIGATIONS


SECTION 8.01               Representations and Warranties............................................
SECTION 8.02               Compliance with Agreement.................................................
SECTION 8.03               No Material Adverse Change................................................
SECTION 8.04               HSR Act Notification......................................................
SECTION 8.05               Officer's Certificate.....................................................
SECTION 8.06               Opinion of Counsel........................................................
SECTION 8.07               Due Diligence Investigation...............................................
SECTION 8.08               No Litigation.............................................................
SECTION 8.09               Documentation.............................................................
SECTION 8.10               Escrow Agreement..........................................................
SECTION 8.11               Related Party Confidentiality Agreements..................................
SECTION 8.12               Required Consents.........................................................

                                   ARTICLE IX
                  CONDITIONS PRECEDENT TO SELLER'S OBLIGATIONS

SECTION 9.01               Representations and Warranties............................................
SECTION 9.02               Compliance with Agreement.................................................
SECTION 9.03               HSR Act Notification......................................................
SECTION 9.04               No Litigation.............................................................
SECTION 9.05               Documentation.............................................................
SECTION 9.06               Escrow Agreement..........................................................

                                    ARTICLE X
                         EMPLOYEES AND EMPLOYEE BENEFITS

SECTION 10.01              Hiring Employees..........................................................

                                   ARTICLE XI
                                CERTAIN COVENANTS

SECTION 11.01              HSR Act Compliance........................................................
SECTION 10.02              Third Party Consents......................................................
SECTION 11.03              Access to Books and Records...............................................
SECTION 11.04              Use of Seller's Name......................................................
SECTION 11.05              Closing Conditions........................................................
SECTION 11.06              Closing Date Balance Sheet and EBITDA.....................................

                                   ARTICLE XII
                                   TAX MATTERS

SECTION 12.01              General...................................................................
SECTION 12.02              Cooperation on Tax Matters; Conduct of Proceedings........................
SECTION 12.03              Allocation of Transfer and Property Taxes.................................
SECTION 12.04              Scope of Article XII......................................................


                                  ARTICLE XIII
                                   TERMINATION

SECTION 13.01              Termination...............................................................
SECTION 13.02              Effect of Termination.....................................................
SECTION 13.03              Remedies upon Termination.................................................

                                   ARTICLE XIV
                                 CONFIDENTIALITY

                                   ARTICLE XV
                                   DEFINITIONS

                                   ARTICLE XVI
                                     GENERAL

SECTION 16.01              Survival of Representations and Warranties................................
SECTION 16.02              Expenses; Certain Taxes...................................................
SECTION 16.03              Assigns...................................................................
SECTION 16.04              Entire Agreement, Etc.....................................................
SECTION 16.05              Construction..............................................................
SECTION 16.06              Governing Law.............................................................
SECTION 16.07              Notices...................................................................
SECTION 16.08              Counterparts..............................................................
SECTION 16.09              Section Headings..........................................................
SECTION 16.10              Public Statements or Releases.............................................

                                  ARTICLE XVII
                                 PARENT GUARANTY

SECTION 17.01              Guaranty..................................................................

                                  ARTICLE XVIII
                                 INDEMNIFICATION

SECTION 18.01              Indemnification by the Seller.............................................
SECTION 18.02              Indemnification by the Parent and the Buyer...............................
SECTION 18.03              Procedures................................................................
SECTION 18.04              Limitations on Indemnification............................................

                                   ARTICLE XIX
                            NON-COMPETITION AGREEMENT

SECTION 19.01              Non-competition Agreement.................................................

EXHIBITS:

Exhibit A         Form of Escrow Agreement
Exhibit B         Form of Assumption Agreement
Exhibit C         Form of Legal Opinion of Bingham Dana LLP

SCHEDULES:

Schedule 1.01(a)  Land
Schedule 1.01(b)  Real Estate Leases
Schedule 1.01(c)  Plants, Fixtures, Machinery, Equipment, Etc.
Schedule 1.01(d)  Personal Property Leases
Schedule 1.01(f)  Purchase and Sale of Utilities, Goods, Materials and Services; Etc.
Schedule 1.01(g)  Intellectual Property
Schedule 1.01(h)  Licenses, Permits Etc. with Government Entities
Schedule 1.02(b)  Excluded Assets - Computers, Software, Communication, or Data
                  Network Systems
Schedule 1.02(o)  Agreements and Contracts
Schedule 1.03     Mixed-Use Assets
Schedule 2.02(a)  Assumed Liabilities - Trade Accounts Payable
Schedule 2.02(b)  Assumed Liabilities - Accrued Expenses
Schedule 3.01     Estimated Allocation of Purchase Price
Schedule 5.03     Conflicts
Schedule 5.04     Title to Acquired Assets
Schedule 5.05A    Financial Statements
Schedule 5.05B    Exceptions to GAAP in Financial Statements provided in 5.05
Schedule 5.05C    Liabilities Not on Balance Sheet
Schedule 5.06     Certain Changes
Schedule 5.07     Contracts
Schedule 5.09-1   Equipment (Non-Negative Net Book Value)
Schedule 5.09-2   Equipment (Other)
Schedule 5.10     Inventory Locations
Schedule 5.11     Intellectual Property Claims
Schedule 5.12     Customers
Schedule 5.15(a)  Pensions and Benefits
Schedule 5.17     Licenses, Permits, and Authorizations
Schedule 5.19     Environmental Matters
Schedule 5.19(b)  List of Environmental Reports
Schedule 5.22     Required Consents
Schedule 15       Seller Knowledge Parties

                            ASSET PURCHASE AGREEMENT


         ASSET PURCHASE AGREEMENT dated as of April 8, 1999, by and among High Voltage Engineering Corporation, a Massachusetts corporation (the "SELLER"), Tekni-Plex, Inc., a Delaware corporation (the "PARENT") and Natvar Holdings, Inc., a Delaware corporation (the "BUYER").

         WHEREAS, the Seller owns certain assets used in the business of plastic extrusion, primarily related to the manufacture of disposable specialty bulk medical grade plastic tubing used primarily in medical devices and for less-invasive surgical procedures, which business is conducted by the Seller under the name Natvar Company at facilities located in Clayton, North Carolina and Lakewood, Colorado and leased warehouse space located at Norwood, Massachusetts and San Diego, California (the "NATVAR FACILITIES"), with the business currently being conducted by the Seller with such assets being referred to hereafter as "NATVAR"; and

         WHEREAS, the Buyer wishes to purchase or acquire from the Seller, and the Seller wishes to sell, assign and transfer to the Buyer, all of the assets and properties of the Seller relating to or used or held for use in connection with the conduct of the business and operations of Natvar as currently conducted by the Seller, and the Buyer has agreed to assume certain liabilities of the Seller relating to Natvar, all for the purchase price and upon the terms and subject to the conditions hereinafter set forth.

         NOW, THEREFORE, in consideration of the promises and mutual covenants contained in this Agreement, the parties hereto agree as follows:



                                    ARTICLE I

                                PURCHASE AND SALE

         SECTION 1.01. ACQUIRED ASSETS. Subject to the terms and conditions set forth in this Agreement, at the Closing referred to in Article IV hereof, the Seller shall sell, assign, transfer and deliver to the Buyer, and the Buyer shall purchase, acquire and take assignment and delivery of, free and clear of all Encumbrances, other than Permitted Encumbrances, all of the Seller's right, title and interest in and to all of the assets owned or leased by the Seller and relating to, or used or held for use in connection with, the conduct of the business or operations of Natvar, with the exception of the Excluded Assets (as defined in Section 1.02 hereof) (all of which assets, other than the Excluded Assets, are hereinafter referred to collectively as the "ACQUIRED ASSETS"). The Acquired Assets shall include, but not be limited to, the following:

                  (a) that certain parcel of land described in SCHEDULE 1.01(a) hereto, together with any and all buildings, plants and other structures and improvements thereon owned by the Seller, and any and all rights and privileges of the Seller pertaining thereto or to any of such buildings, plants or other structures or improvements, and, to the extent constituting real property, any and all fixtures, machinery, installations, equipment and other property owned by the Seller and attached thereto or located thereon (the "REAL PROPERTY");

                  (b) all of the Seller's title to, interest in and rights under the real estate leases (the "REAL ESTATE LEASES") described on SCHEDULE 1.01(b) hereto, relating to the properties described therein and buildings, plants and other structures and improvements thereon and, to the extent covered by the Real Estate Leases, any and all fixtures, machinery, installations, equipment and other property attached thereto or located thereon (the "LEASED REAL PROPERTY");

                  (c) to the extent not included in the Acquired Assets pursuant to the foregoing paragraphs (a) and (b), or covered by the Real Estate Leases or the Personal Property Leases (as defined below), any and all plants, fixtures, machinery, equipment, installations, furniture, office equipment, communications equipment, tools, spare and replacement parts, supplies, materials, fuel and other personal property of the Seller used or held for use in connection with the conduct of the business or operations of Natvar, and including without limitation any computers assigned to Natvar Employees that may not be located at the Natvar Facilities, and including all rights, title and interests of the Seller in those items described on SCHEDULE 1.01(c) hereto, with such additions and deletions thereto as may arise, or may have arisen, from the date as of which such Schedule was prepared, in the ordinary course of business prior to the Closing consistent with the Seller's obligations under Article VII hereof (the "EQUIPMENT");

                  (d) all of the Seller's title to, interest in and rights under all of the leases of personal property used or held for use in connection with the conduct of the business or operations of Natvar, including without limitation the leases described on SCHEDULE 1.01(d) hereto (the "PERSONAL PROPERTY LEASES");

                  (e) all of the Seller's inventories held for use in the business or operations of Natvar, including raw materials, work in process and finished goods (the "INVENTORIES");

                  (f) all of the Seller's rights under the purchase orders, contracts, arrangements, and agreements for the purchase or sale of utilities, goods, materials and services, including without limitation, distribution agreements, supply agreements, joint venture or teaming agreements, license agreements, personal property leases and development contracts, which relate to or are used or held for use in connection with the conduct of the business or operations of Natvar, including without limitation the items described on SCHEDULE 1.01(f) hereto;

                  (g) all of the Seller's rights with respect to all Intellectual Property (as defined in Article XV hereof) that relates to or is used or held for use in connection with the conduct of the business or operations of Natvar, including without limitation the Intellectual Property described on SCHEDULE 1.01(g) hereto;

                  (h) to the extent transferable, all of the Seller's rights with respect to any licenses, permits, concessions, orders, authorizations, approvals or registrations from, of or with any Governmental Entity (as defined in Article XV hereof) that relate to or are used or held for use in connection with the conduct of the business or operations of Natvar, including without limitation the items described on SCHEDULE 1.01(h) hereto;

                  (i) all trade accounts receivable of the Seller (billed or unbilled), generated in connection with the business or operation of Natvar on or prior to the Closing Date;

                  (j) subject to Section 11.02 hereof, all records of the Seller relating to the business or operations of Natvar, whether in hard copy or electronic format, including, without limitation, property records, production records, purchasing and sales records, personnel and payroll records, customer lists, supplier lists, credit records, accounting records and such other records relating to the business of Natvar as the Buyer may reasonably require to conduct the business or operations of Natvar subsequent to the Closing;

                  (k) all deferred charges, advance payments, prepaid items, security and other deposits, claims for refunds, rights to receive or claims for insurance proceeds, rights of offset, and credits of all kinds, relating to the Acquired Assets or Natvar;

                  (l) all of Seller's rights, claims, credits, causes of action or rights of set-off against third parties relating to the Acquired Assets, including without limitation rights under manufacturers' or vendors' warranties;

                  (m) all goodwill associated with the Acquired Assets or Natvar, including the exclusive right to use the name "Natvar" and any and all trade names, trademarks and servicemarks that the Seller uses or has used in connection with operating Natvar (other than trade names, trademarks and servicemarks that relate solely to the Seller or any business other than Natvar including, without limitation, the name and mark "High Voltage Engineering Corporation", the name and mark "High Voltage Engineering", in whole or in part, and any name or mark derived from or including either of the foregoing) and the Intellectual Property described in paragraph (g) above; and

                  (n) all of the Seller's rights under any confidentiality agreements relating to the operations and business of Natvar entered into by any Natvar Employees and the Seller prior to the Closing Date;

         SECTION 1.02. EXCLUDED ASSETS. Notwithstanding the foregoing, the Seller is not selling, and the Buyer is not purchasing, pursuant to this Agreement, any of the following assets (the "EXCLUDED ASSETS"), all of which shall not be "Acquired Assets":

                  (a) any of the Seller's cash, marketable or other securities, commercial paper and cash equivalents or other investments, on hand or in bank accounts, and all of the Seller's bank accounts (other than the proceeds of any sale of, and any other consideration received in exchange for, Acquired Assets sold or otherwise disposed of other than pursuant to this Agreement which, for purposes of this Section 1.02(a), shall not include inventory sold in the ordinary course of business);

                  (b) any computers owned by the Seller and located at the Seller's facilities in Wakefield, Massachusetts, or New York, New York (the "SELLER OFFICES"), and any software embodied in any such computers, any communication or data network systems not used or held for use in connection with the conduct of the business or operations of Natvar, including but not limited to the computers and software described on SCHEDULE 1.02(b);

                  (c) (i) the name and mark "High Voltage Engineering Corporation", the name and mark "High Voltage Engineering", in whole or in part, and any name or mark derived from or including either of the foregoing; and (ii) any other Intellectual Property of the Seller not used or held for use in connection with the business or operations of Natvar and the goodwill associated therewith;

                  (d) all of the office equipment, furniture, supplies, communication equipment and other personal property of the Seller located at the Seller Offices;

                  (e) all insurance policies of the Seller and the rights to claims thereunder (except with respect to rights to receive or claims for insurance proceeds that relate to the Acquired Assets), including any claims for workers-compensation arising with respect to any employees of the Seller on or prior to the Closing Date;

                  (f) all corporate, financial and tax records of the Seller and its other businesses not relating to the business or operations of Natvar or located at the Seller Offices;

                  (g) all personnel files of any employees of the Seller who are not Assumed Employees (as defined in Section 10.01 hereof);

                  (h) all books and records pertaining to both the Seller's other businesses and the business and operations of Natvar, provided that Seller shall furnish copies of such books and records to the Buyer to the extent relevant to the operation of the business of Natvar;

                  (i) the consideration received by the Seller pursuant to this Agreement;

                  (j) the Seller's rights under the Escrow Agreement, dated as of March 25, 1998, among the Seller, Hilec, Inc. and Harris Bank Winnetka, N.A. as Escrow Agent, and the related asset purchase agreement;

                  (k) all indemnity and contribution rights granted to Seller with respect to Excluded Liabilities and any and all rights or assets arising from and related to the defense, release, compromise, discharge, administration, management or satisfaction by Seller of the Excluded Liabilities;

                  (l) all of Seller's rights, claims, actions, causes of action, vendor, supplier and similar claims, judgments and demands of whatever nature relating to Excluded Assets;

                  (m) all guarantees, letters of credit, bank drafts and similar items given by the Seller for the benefit of Natvar, including but not limited to any guarantees of bank loans or lines of credit;

                  (n) all of Seller's deferred charges, advance payments, prepaid items, security and other deposits, claims for refunds, rights of offset, and credits of all kinds, relating to the Excluded Assets or to the Excluded Liabilities;

                  (o) the Seller's rights under those contracts listed on
         SCHEDULE 1.02(o); and

                  (p) the Seller's rights to the personal property and real property in Woodbridge, New Jersey, formerly used in connection with the operation of the business of Natvar.

         SECTION 1.03. DETERMINATIONS AS TO MIXED-USE ASSETS. Although the Buyer and the Seller have attempted to distinguish which of the assets of the Seller are to be Acquired Assets and which are to be Excluded Assets, the Seller and the Buyer shall cooperate in good faith to resolve any disputes that may arise as to whether any specific assets (including, without limitation, any contracts and agreements) of the Seller are Acquired Assets or Excluded Assets. With respect to any contracts or licenses applicable to both the business or operations of Natvar and other businesses of the Seller, including without limitation those described on SCHEDULE 1.03 hereto, the Seller and the Buyer will cooperate to structure contractual arrangements providing each of them with the relevant rights and obligations under such contract or license necessary for the conduct of their respective businesses. These arrangements may take the form of a subcontract or sublicense or causing the other party to such contract or license to agree to split the contract or license into two separate agreements.


                                   ARTICLE II

                 EXCLUSION AND ASSUMPTION OF CERTAIN LIABILITIES

         SECTION 2.01 EXCLUDED LIABILITIES. Notwithstanding any provision hereof or any schedule or exhibit hereto and regardless of any disclosure to the Buyer, the Buyer shall not assume any liabilities, obligations or commitments of the Seller of any nature whatsoever, whether known or unknown, contingent or otherwise, whether in existence now or in the future, other than the Assumed Liabilities, as such term is defined and specifically described below. All liabilities, obligations or commitments that are not specified below as Assumed Liabilities shall be and hereinafter are referred to as "EXCLUDED LIABILITIES".

         SECTION 2.02 ASSUMED LIABILITIES. Subject to the terms and conditions set forth herein, at the Closing, the Buyer shall assume, and agree to pay, honor and discharge when due all of the following liabilities relating to the Acquired Assets and the business or operations of Natvar, to the extent such liabilities arise on or after (or, in the case of the trade accounts payable and accrued expenses described in subparagraphs (a) and (b) below, exist at) the Closing Date (collectively, the "ASSUMED LIABILITIES"):

                  (a) all trade accounts payable of Natvar, including any accruals, incurred in the ordinary course of business, consistent with past practices and with the Seller's obligations under Article VII hereof, outstanding as of the Closing Date, including but not limited to those set forth on SCHEDULE 2.02(a), but only to the extent of the respective accruals therefor on the Closing Date Balance Sheet;

                  (b) those accrued expenses of Natvar set forth on SCHEDULE 2.02(b), the amounts of which as of March 27, 1999 are set forth on
         SCHEDULE 2.02 (b), but only to the extent of the respective accruals therefor on the Closing Date Balance Sheet;

                  (c) any and all liabilities, obligations and commitments arising out of the Real Property Leases and Personal Property Leases that are assigned to the Buyer hereunder, but not including any obligation, liability or commitment (including without limitation any breach thereof or any circumstance, condition or event that with the passage of time or the giving of notice would constitute such a breach) in existence, occurring or relating to an event or circumstance that related to an event prior to or on the Closing Date;

                  (d) any and all liabilities, obligations and commitments arising out of the contracts that are assigned to the Buyer hereunder, including liabilities for product warranty claims, product returns, and performance guarantees, but not including any such obligation, liability, or commitment (including without limitation any breach thereof or any circumstance, condition or event that with the passage of time or giving of notice would constitute such a breach) in existence, occurring or relating to an event or circumstance that occurred prior to or on the Closing Date; and

                  (e) liabilities in respect of Assumed Employees but only to the extent specifically accrued and set forth on the Closing Date Balance Sheet.

                                   ARTICLE III

                                 PURCHASE PRICE

         SECTION 3.01 PURCHASE PRICE. The aggregate purchase price for the Acquired Assets (the "PURCHASE PRICE") is $26,000,000. At the Closing, the Buyer shall pay the Purchase Price to the Seller, as follows:

                  (a) cash in the amount of $24,750,000 by wire transfer of same day funds to an account designated by the Seller by written notice to the Buyer at least two business days prior to the Closing Date (or, if not so designated, by certified or bank check payable to the order of the Seller); and

                  (b) cash in the amount of $1,250,000 by wire transfer of same day funds to an account designated pursuant to the Escrow Agreement (the "ESCROW AGREEMENT") to be entered into on the Closing Date among the Buyer, the Seller, the Parent and LaSalle National Bank as Escrow Agent (the "ESCROW Agent"), and in the form of EXHIBIT A hereto, to be held and disbursed in accordance with the terms thereof.

         The Purchase Price shall be allocated among the Acquired Assets in the manner set forth on SCHEDULE 3.01 hereto. The Buyer and Seller shall report the purchase and sale of the Acquired Assets, including, without limitation, in all federal, foreign, state, local and other Tax Returns (as defined in Article XV hereof) prepared and filed by or for either of the Buyer or the Seller, in accordance with the basis of allocation set forth on SCHEDULE 3.01 hereto. The Buyer shall be permitted to update SCHEDULE 3.01 from time to time after the date hereof upon notice to the Seller. The Buyer and the Seller further agree that they will prepare and file asset acquisition statements on Form 8594 reflecting such allocation with their Federal income tax returns for the taxable year that includes the Closing Date, and each party will provide the other party with a copy of its Form 8594 prior to the filing thereof.

                                   ARTICLE IV

                                     CLOSING

         SECTION 4.01. TIME AND PLACE. The closing of the transfer and delivery of all documents and instruments necessary to consummate the transactions contemplated by this Agreement (the "CLOSING") shall be held at the offices of Bingham Dana LLP, 150 Federal Street, Boston, Massachusetts, at 10:00 A.M. Boston time, on the later of (i) April 22, 1999, or (ii) the fifth business day after receipt of all necessary governmental approvals under the HSR Act, or at such other time and place as the parties may mutually agree, PROVIDED, HOWEVER, that in the event that all necessary governmental approvals under the HSR Act are received during the five business day period immediately preceding April 22, 1999, the parties shall use their respective commercially reasonable best efforts to cause the Closing to occur on such date. The actual date on which the closing occurs shall be referred to herein as the "CLOSING DATE".

         SECTION 4.02. TRANSACTIONS AT CLOSING.  At the Closing:

         (a) The Seller shall duly execute and deliver to the Buyer or its nominee or nominees such bills of sale, certificates of title, deeds, consents and other instruments of assignment or transfer with respect to the Acquired Assets as the Buyer may reasonably request to vest in the Buyer all of the Seller's right, title and interest in and to the Acquired Assets.

         (b) The Buyer shall deliver the Purchase Price by wire transfer to the accounts of the Seller and the Escrow Agent as specified in Section 3.01.

         (c) The Buyer shall assume the Assumed Liabilities relating to the business and operations of Natvar by executing and delivering to the Seller an Assumption Agreement, substantially in the form attached hereto as EXHIBIT B (the "ASSUMPTION AGREEMENT").

         (d) The Buyer, the Seller, the Parent, and the Escrow Agent shall execute and deliver the Escrow Agreement.


                                    ARTICLE V

                  REPRESENTATIONS AND WARRANTIES OF THE SELLER

         The Seller represents and warrants to the Buyer as of the date hereof and as of the Closing Date as follows:

         SECTION 5.01. ORGANIZATION AND STANDING; AUTHORITY. The Seller is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts and has all requisite corporate power and authority, and all licenses, authorizations, permits, consents and approvals reasonably necessary, to carry on the business or operations of Natvar as now conducted. The Seller is duly licensed or qualified to do business as a foreign corporation and is in good standing in each jurisdiction where its conduct of the business and operations of Natvar make such licensing or qualification necessary, except where the failure to be so licensed or qualified or in good standing would not or will not have a Material Adverse Effect (as defined in Article XV).

         SECTION 5.02. AUTHORIZATION OF AGREEMENT; VALIDITY. The Seller has all requisite corporate power and authority to enter into this Agreement, to perform all of its agreements and obligations hereunder in accordance with its terms, and to sell, transfer, assign and deliver to the Buyer all of the Acquired Assets. All corporate action on the part of the Seller and by its officers, directors and stockholders necessary for the authorization, execution and delivery of, and the performance by the Seller of its obligations under, this Agreement has been taken, and no further consent or authorization of the Seller, its Board of Directors, its stockholders, any governmental agency or organization (other than pursuant to the HSR Act) or any other person or entity is required. This Agreement has been duly executed and delivered by the Seller and constitutes the legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, except as such validity, binding effect or enforcement may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally or by equitable principles relating to the availability of remedies.

         SECTION 5.03. NO CONFLICT. Except as set forth in SCHEDULE 5.03 hereto, the execution and delivery of this Agreement, the performance and compliance by the Seller with the terms hereof, and the consummation of all of the transactions contemplated hereby, will not either currently, or after notice or lapse of time or both:

                  (a) conflict with or result in a violation of any provision of the Articles of Organization, By-Laws or other organizational documents of the Seller;

                  (b) conflict with or result in a violation by the Seller of any statute, regulation, order, law, ordinance or restriction applicable to the Seller;

                  (c) establish, trigger, conflict with or convey any rights of third parties, including without limitation, preemptive rights or rights of first refusal or first offer;

                  (d) conflict with or constitute, with or without the passage of time and giving of notice, a default or breach under any provision of any instrument or contract included in the Acquired Assets or by which any of the Acquired Assets are bound or affected, or result in the creation of any Encumbrance (as defined in Article XV) on any of the Acquired Assets; or

                  (e) result in a violation by the Seller of any judgment, order or decree of any court or judicial or quasi-judicial tribunal applicable to the Seller.

         SECTION 5.04. SUFFICIENCY OF AND TITLE TO THE ACQUIRED ASSETS. Except for the Excluded Assets, the Acquired Assets constitute all of the property and assets of the Seller relating to or used or held for use in connection with the conduct of the business or operations of Natvar and, except as set forth on
SCHEDULE 5.04, are adequate to conduct the business of Natvar as currently conducted by the Seller. The Seller owns or has the right to sell, assign, transfer and deliver all of the Acquired Assets. At and as of the Closing, except as set forth on SCHEDULE 5.04 the Seller will convey to the Buyer, and the Buyer will acquire, good and marketable title (with respect to the Real Property, in fee simple) to, or (with respect to Real Property Leases or Personal Property Leases) a valid leasehold interest in, the Acquired Assets, free and clear of all Encumbrances (as defined in Article XV hereof) except for Permitted Encumbrances (as defined in Article XV hereof).

         SECTION 5.05. FINANCIAL STATEMENTS. The Seller has furnished to the Buyer, and attached as SCHEDULE 5.05A hereto are, copies of the following financial statements (collectively, the "FINANCIAL STATEMENTS"): (i) the unaudited consolidated balance sheets, statements of cash flow and statements of income, as of and for the fiscal years ended April 25, 1998, and April 26, 1997 relating to the business and operations of Natvar, and (ii) unaudited consolidated balance sheets, statements of cash flow and statements of income, (the "MOST RECENT FINANCIAL STATEMENTS") as of and for the eleven (11) fiscal months ended March 27, 1999 relating to the business and operations of Natvar. Except as set forth on SCHEDULE 5.05B hereto, the Financial Statements have been, and the Closing Date Balance Sheet (as defined in Article XV below) will be, prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby and fairly present, or will fairly present (in the case of the Closing Date Balance Sheet), in all material respects the financial condition of Natvar as of such dates and the results of its operations and cash flows for the periods then ended; provided, however, that the Most Recent Financial Statements and the Closing Date Balance Sheet shall be subject to normal year-end adjustments (which are not material) and lack footnotes and other presentation items. Except as set forth on SCHEDULE 5.05(C), the Seller has, and will have on the Closing Date, no liabilities, contingent or otherwise, relating to the business or operations of Natvar other than liabilities reflected on the balance sheet included in the Most Recent Financial Statements or as will be reflected on the Closing Date Balance Sheet or will be Excluded Liabilities, or incurred in the ordinary course of business which, under GAAP, are not and will not be, required to be reflected in such financial statements (including the footnotes to such financial statements, if any).

         SECTION 5.06. ABSENCE OF CERTAIN CHANGES. Except as set forth on
SCHEDULE 5.06 hereto, from April 25, 1998 to the later to occur of (i) the date of this Agreement and (ii) the Closing Date, Natvar has been operated only in the ordinary course consistent with past practices and, during the period beginning on the date of this Agreement and ending on the Closing Date, with the Seller's obligations under Article VII hereof, and there has not been:

                  (a) any change, or any event, occurrence, development or circumstance which, individually or in the aggregate, could result in a change, in the condition (financial or otherwise), results of operations, assets, liabilities or business of Natvar which has had or could reasonably be expected to have a Material Adverse Effect;

                  (b) any acquisition or disposition by the Seller outside the ordinary course of business of any asset or property relating to or used or held for use in connection with the conduct of the business or operations of Natvar;

                  (c) any damage, destruction or casualty loss to any asset or property of the Seller and relating to or used or held for use in connection with the conduct of the business or operations of Natvar (other than any Excluded Assets), whether or not covered by insurance, which has had or could reasonably be expected to have a Material Adverse Effect;

                  (d) any material increase in (or commitment to increase) the compensation, pension or other benefits payable or to become payable to any of the officers, employees, agents or representatives of Natvar or any bonus payments or arrangements made to or with any of them, that will constitute an Assumed Liability, other than (i) increases amounting to less than $1,500 individually on an annual basis and effected on a basis consistent with the past practice of the Seller and, during the period beginning on the date of this Agreement and ending on the Closing Date, consistent with the Seller's obligations under Article VII hereof, and (ii) any increase required under the terms of any of the benefit plans listed on SCHEDULE 5.15(a) hereto;

                  (e) any voluntary forgiveness or cancellation of any debt or claim of Natvar or any voluntary waiver of any right of material value other than compromises of accounts receivable in the ordinary course of business consistent with the past practice of the Seller and, during the period beginning on the date of this Agreement and ending on the Closing Date, consistent with the Seller's obligations under Article VII hereof;

                  (f) the imposition of any Encumbrance on any of the assets of Natvar (other than any Excluded Assets), except for Permitted Encumbrances;

                  (g) any disposition of or lapse of any intellectual property right or termination of any agreement under which the Seller (insofar as it relates to the business or operations of Natvar) has any right or license;

                  (h) any lapse, termination or expiration of any Contract (as defined below);

                  (i) any intercompany transactions relating to the business or operations of Natvar with any Affiliate of the Seller;

                  (j) any change in any method of accounting or accounting practices by the Seller (except as may have been required by a change in generally accepted accounting principles);

                  (k) any capital expenditure for additions or improvements to property, plant or equipment of the Seller and relating to or used or held for use in connection with the business or operations of Natvar in excess of $25,000, or any commitments to make any such capital expenditures after the date hereof in excess of $5,000; or

                  (l) any notice from a customer whose purchases from Natvar exceeded Twenty-five Thousand Dollars ($25,000) of Natvar's revenues during fiscal 1998 or fiscal 1999 stating such customer's intention to terminate or substantially curtail its relationship with the Seller.

         SECTION 5.07. CONTRACTS. Except for contracts, commitments, plans, agreements and licenses listed on SCHEDULES 1.01(b), 1.01(d), 1.01(f), 1.02(o) and 5.07 hereto (collectively, the "CONTRACTS"), as of the date of this Agreement, the Seller (insofar as it relates to the business or operations of Natvar) is not a party to or otherwise bound by any contract, commitment, plan, agreement or license, including without limitation:

                  (a) any contract (other than purchase orders which are not contracts) to sell products or provide services to any customer;

                  (b) any purchase order providing for a payment in excess of $50,000 or a delivery date more than six months after the date of such purchase order;

                  (c) any contract or agreement with any director, officer or employee of Natvar;

                  (d) any contract for the lease or sublease as lessee, lessor, sublessee or sublessor of real or personal property relating to or used or held for use in connection with the conduct of the business or operations of Natvar, or any license of computer software relating to or used or held for use in connection with the business or operations of Natvar;

                  (e) any contract for the purchase or sale of any assets or property relating to or used or held for use in connection with the conduct of the business or operations of Natvar;

                  (f) any contract or agreement containing non-competition covenants limiting the freedom of the Seller to operate Natvar or to sell, assign, transfer, deliver or otherwise dispose of any assets or property relating to or used or held for use in connection with the business or operations of Natvar or which would so limit the freedom of the Buyer after the Closing Date, or any exclusive licensing agreement with respect to any Intellectual Property used in the business or operations of Natvar;

                  (g) any partnership, joint venture, teaming, consortium, or other similar contract, arrangement or agreement relating to the business or operations of Natvar;

                  (h) any development contracts relating to the business or operations of Natvar;

                  (i) any contract or agreement for guaranty, indemnity or suretyship of Indebtedness of Natvar; or

                  (j) any agency, dealer, franchise or similar agreement relating to the business or operations of Natvar.

         Each Contract is a valid and legally binding agreement of the Seller and has not expired or been terminated. Neither the Seller nor, to the knowledge of the Seller, any other party to any Contract, is, as of the date of this Agreement, in default in complying with any provisions thereof, nor does there exist any occurrence or circumstance which, with the passage of time or giving of notice would constitute such a default, except for any such default that would not or will not have a Material Adverse Effect. As of the date of this Agreement, the Seller has not received any written notice of the intention of any party to terminate, extend or renew any Contract. The Seller has delivered true and complete copies of all of the Contracts to the Buyer.

         SECTION 5.08. REAL PROPERTY; PERSONAL PROPERTY.

         (a) SCHEDULES 1.01(a) and 1.01(b) hereto set forth a complete and accurate list as of the date of this Agreement of all of the real property relating to or used or held for use in connection with the business or operations of Natvar other than the Seller Offices. SCHEDULE 1.01(b) sets forth a complete and accurate list as of the date of this Agreement of all of the leases pursuant to which Seller currently maintains a leasehold interest in any real property related to or used or held for use in the business of Natvar other than the Seller Offices.

         (b) SCHEDULE 1.01(d) sets forth a complete and accurate list as of the date of this Agreement of all of the leases pursuant to which Seller maintains a leasehold interest in any of the personal property other than any Excluded Assets relating to or used or held for use in connection with the business or operations of Natvar.

         SECTION 5.09. EQUIPMENT. SCHEDULE 1.01(b) hereto includes a complete and accurate list as of the date of this Agreement of all of the equipment of the Seller relating to or used or held for use in connection with the business or operations of Natvar, other than any Excluded Assets. SCHEDULE 5.09-1 hereto sets forth a complete and accurate list as of the date of this Agreement of all of the equipment relating to or used or held for use in connection with the business or operations of Natvar (other than any Excluded Assets) with a net book value greater than zero. SCHEDULE 5.09-2 sets forth a list, prepared by the Seller in the exercise of its commercially reasonable best efforts, of all other material items of equipment of the Seller relating to or held for use in connection with the business or operations of Natvar other than that equipment located in the Seller Offices. Notwithstanding the foregoing, the list of equipment set forth on SCHEDULE 5.09-2 is not intended to be an exhaustive list of all equipment of the Seller.

         SECTION 5.10. LOCATION OF INVENTORIES. SCHEDULE 5.10 hereto specifies all locations at which Inventories are held for use in the business or operations of Natvar .

         SECTION 5.11. INTELLECTUAL PROPERTY.

         (a) SCHEDULE 1.01(g) hereto sets forth a list of all of the Intellectual Property used in the business and operations of Natvar. The Buyer shall, as of the Closing Date, have the right to use, hold for use, transfer, sublicense or otherwise exploit all such Intellectual Property set forth in
SCHEDULE 1.01(g) hereto, in a manner not materially different than that in which such Intellectual Property is or may be used, held for use, transferred, sublicensed or otherwise exploited by the Seller in the conduct of the business of Natvar as of the date hereof and as of the Closing Date. Set forth on
SCHEDULE 1.01(g) is the following information with respect to each such Intellectual Property Right: (i) the nature of such Intellectual Property Right;
(ii) the owner, if not the Seller, of such Intellectual Property Right; (iii) the jurisdictions in which such Intellectual Property Right has been issued or registered or an application for issuance or registration has been filed; (iv) the registration or application numbers; and (v) the termination or expiration dates. SCHEDULE 1.01(g) also sets forth, with respect to any license or sublicense of any such Intellectual Property Right, (i) the identity of the licensee or sublicensee, (ii) a description of the nature and subject matter thereof, (iii) the amount of any royalty payments and (iv) the termination or expiration dates.

         (b) The Seller owns or has the right to use all material Intellectual Property used in the business or operations of Natvar on the date hereof and as of the Closing Date. Such Intellectual Property is not subject to any material Encumbrances, other than Permitted Encumbrances. The Seller has used commercially reasonable measures to protect the secrecy, confidentiality and value of the material Intellectual Property used in the business or operations of Natvar. To the knowledge of the Seller, no material Intellectual Property used in the business or operations of Natvar (other than unregistered copyrights) has been used, divulged or appropriated for the benefit of any Person other than the Seller, except where such use, divulgence or appropriation has not had and will not have a Material Adverse Effect.

         (c) Except as set forth on SCHEDULE 5.11, the Seller has no knowledge, and has not, since April 25, 1998, made any claim in writing, of a violation, infringement, misuse or misappropriation by others of rights of the Seller to or in connection with any Intellectual Property used in the business or operations of Natvar. The Seller has not disclosed any Intellectual Property to any Person, including without limitation any processes or formulae, research and development results or other know-how, relating to business or operations of Natvar other than to its employees with a need to know such information.

         (d) There is no pending or, to the knowledge of the Seller, threatened claim by any third Person of a violation, infringement, misuse or misappropriation by the Seller in connection with the business or operations of Natvar of any patents, trademarks, copyrights, mask works or trade secrets owned by any third Person, or of the invalidity or any patent included in Intellectual Property used primarily in the business and operations of Natvar. The conduct of the business of

Natvar by the Buyer following the Closing in the manner currently conducted by the Seller will not result in the infringement of any patent, trademark, copyright, mask work or trade secret owned by any third Person. There are no interferences or other contested inter partes proceedings, either pending or, to the knowledge of the Seller, threatened, in any domestic or foreign copyright office, patent and trademark office or any other Governmental Entity relating to any pending application with respect to any material Intellectual Property used in the business or operations of Natvar.

         SECTION 5.12. CUSTOMERS. SCHEDULE 5.12 hereto sets forth a list of the top fifty customers or paying accounts on the basis of gross sales of Natvar for the eleven fiscal month period ending on March 27, 1999.

         SECTION 5.13. LITIGATION, ETC. No proceeding, arbitration, action or suit is pending or, to the knowledge of the Seller, threatened against the Seller with respect to the business or operations of Natvar or the Acquired Assets or any Natvar Employee (as defined in Article XV) (insofar as it relates to the business or operations of Natvar or any of the Acquired Assets).

         SECTION 5.14. LABOR RELATIONS. There is no charge pending or, to the knowledge of the Seller, threatened against the Seller (or, to the knowledge of the Seller, any facts or circumstance that could reasonably be expected to lead to or form the basis of any such charge) alleging, with respect to any Natvar Employee, any violation of any federal, state or local statute or regulation relating to employment and employment practices, including without limitation the Occupational Health and Safety Act of 1970, as amended ("LABOR LAWS AND REGULATIONS"), or any violation of any collective bargaining agreement, any unlawful discrimination in employment practices or any unfair labor practices before any court, agency, or other judicial or arbitral body, except for any such violation that would not have a Material Adverse Effect. There is no labor strike, dispute, slow-down or work stoppage actually pending or, to the Seller's knowledge, threatened against the Seller (with respect to Natvar Employees). No Natvar Employees are covered by any collective bargaining agreement, and no collective bargaining agreement or other labor union agreement or agreement with organized labor for Natvar Employees is currently being negotiated or pending negotiation and, to the knowledge of the Seller, there are no activities or proceedings by a labor union to organize any Natvar Employees. Except as set forth on SCHEDULE 5.14 hereto, there has been no material concerted work stoppage with respect to the business or operations of Natvar during the last three years. Except as set forth on SCHEDULE 5.14, the Seller is, and upon the consummation of the transactions contemplated hereby will be, in full compliance with the requirements of the Labor Laws and Regulations, including without limitation, the Worker Adjustment and Retraining Notification Act of 1988, as amended (the "WARN ACT"), and any similar state or local laws relating to layoffs or employment termination.

         SECTION 5.15. PENSIONS AND BENEFITS.

         (a) Except as set forth on SCHEDULE 5.15(a) hereto, as of the date of this Agreement, the Seller does not maintain or have any obligation to make contributions to, any employee benefit plan (an "ERISA PLAN") within the meaning of Section 3(3) of the United States Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or any other retirement, profit sharing, stock option, stock bonus or other benefit program (a "NON-ERISA PLAN", and collectively with the ERISA Plans, the "PLANS"), in either case, for the benefit of any Natvar Employee. The Seller has heretofore delivered or made available to the Buyer copies or complete and accurate summaries of each such ERISA Plan and Non-ERISA Plan and any associated funding instruments and, with respect to any such ERISA Plan, the most recently completed annual report (with any required attachments), the most recent IRS determination letter, and any other advisory opinions or rulings applicable to such Plan.

         (b) All of the Plans have been maintained and operated in all material respects in accordance with all federal, state, provincial and local laws applicable to such plans, and the terms and conditions of the respective plan documents.

         SECTION 5.16. COMPLIANCE WITH LAWS, ETC. The Seller (insofar as it relates to the business or operation of Natvar) is in compliance with all laws, statutes, governmental regulations and all judicial or administrative tribunal orders, judgments, writs and injunctions applicable to it, except for any non-compliance that would not or will not have a Material Adverse Effect.

         SECTION 5.17. LICENSES, PERMITS AND AUTHORIZATIONS. SCHEDULE 5.17 hereto sets forth a list of all material licenses, franchises and other permits of or with any Governmental Authority held by the Seller and related to the business and operation of Natvar (collectively, "PERMITS"). Except as provided in SCHEDULE 5.17, to the Seller's knowledge, all such Permits are in full force and effect.

         SECTION 5.18. TAX MATTERS. The Seller has filed all Income Tax Returns that it was required to file (insofar as they relate to the business or operation of Natvar), and has paid all Income Taxes shown thereon as owing (insofar as they relate to the operation of Natvar), except where the failure to file any such Income Tax Return or to pay Income Taxes would not or will not have a Material Adverse Effect. Neither the Seller nor any of its subsidiaries is the subject of any pending or, to the Seller's knowledge, threatened inquiry, investigation or administrative or legal proceeding by the Internal Revenue Service, the taxing authorities of any state or local jurisdiction or other Governmental Entity which would or will have a Material Adverse Effect.

         SECTION 5.19. ENVIRONMENTAL MATTERS. (i) Except as referenced on
SCHEDULE 5.19 hereto, Natvar is in full compliance with all applicable Environmental Laws (as defined in Article XV), and there are no liabilities of or relating to the Seller of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, arising under or relating to any Environmental Law which relates to the Real Property or the Leased Real Property or the business or operations of Natvar, and there are no facts, events or circumstances that could reasonably be expected to result in or provide the basis for any such liability.

                  (ii) Natvar has all Permits required under Environmental Laws for the business and operation of Natvar as presently conducted (the "ENVIRONMENTAL PERMITS") and there are no violations, investigations or proceedings either in existence, pending nor, to the knowledge of the Seller, threatened, with respect to the Environmental Permits. The Environmental Permits are valid and in full force and effect, are transferable and will not be terminated or impaired or become terminable as a result of the transactions contemplated hereby.

                  (iii) Except with respect to the former property of the Seller located in Woodbridge, New Jersey, since January 1, 1989, no notice, notification, demand, request for information, citation, summons, complaint or order has been received by the Seller, no complaint has been filed, no investigation, action, claim, suit, proceeding or review is pending or, to the knowledge of the Seller, is threatened by any Person against, the Seller which relates to the Real Property or the Leased Real Property or the business or operations of Natvar nor has any penalty been assessed against the Seller which relates to the Real Property or the Leased Real Property or the business or operations of Natvar with respect to any alleged violation of any Environmental Law or liability thereunder.

                  (iv) No Hazardous Substance has been discharged, generated, treated, manufactured, handled, stored, transported, emitted, released, disposed of or is present at any of the Real Property or the Leased Real Property in violation of any Environmental Law or which would (either individually or in the aggregate) require remedial measures or other action (including a cessation of any operations of Natvar) by the Seller.

                  (v) All environmental investigations, studies, audits, tests, reviews or other analyses conducted by the Seller in relation to any Real Property or Leased Real Property since July 24, 1991, or in the possession of the Seller, have been delivered to the Buyer prior to the date hereof and are listed on SCHEDULE 5.19(b).

                  (vi) For purposes of this Section 5.19, the term "Seller" shall include any entity which is, in whole or in part, a predecessor of the Seller and with respect to which the Seller or the Buyer could be held liable under the Environmental Laws with respect to the Real Property or the Leased Real Property or any other assets acquired by the Buyer hereunder.

         SECTION 5.20. BROKERS. No finder, broker, agent or other intermediary, other than Mesirow Financial, whose fees shall be the responsibility of the Seller, has worked for or on behalf of the Seller in connection with the negotiation or consummation of the transactions contemplated hereby.

         SECTION 5.21. FOREIGN CORRUPT PRACTICES. Neither the Seller, nor any of its subsidiaries nor any director, officer, agent, employee or other person acting on behalf of the Seller or any subsidiary has, in connection with the business or operations of Natvar, (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity, (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee, (iii) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

         SECTION 5.22. REQUIRED CONSENTS. SCHEDULE 5.22 sets forth each Contract and Permit (including without limitation any Environmental Permit) that requires the consent or other action of any Person as a result of the execution, delivery and performance of this Agreement or in order to assign or transfer such Contract or Permit to the Buyer ("REQUIRED CONSENTS").

         SECTION 5.23. RECEIVABLES. All accounts, notes and other receivables relating to Natvar and reflected in the balance sheet contained in the Most Recent Financial Statements (other than receivables that have been collected since the date of such balance sheet), or that will be reflected in the Closing Date Balance Sheet, are, or will be (with respect to the Closing Date Balance Sheet), valid and fully collectible in the stated amount thereof, subject to the aggregate reserve for doubtful accounts established for all of such accounts and set forth in the Most Recent Financial Statements or on the Closing Date Balance Sheet.

         SECTION 5.24. INVENTORIES. Since April 25, 1998, the Inventories have been maintained in the ordinary course of business, and are owned by the Seller free and clear of all Encumbrances, other than Permitted Encumbrances. Subject to the reserve for excess and obsolete inventory that will be set forth on the Closing Date Balance Sheet, all of the Inventories held by the Seller as of the Closing Date will consist of items of usable and saleable quality and will be sufficient in quantity as of the Closing Date for the operation of the business and operations of Natvar in accordance with past practice.

         SECTION 5.25. PRODUCTS. All of the products produced or sold by the Seller in connection with the operation of Natvar are and have been (i) manufactured in full compliance in all material respects with all applicable federal, state, local and foreign laws and regulations, and (ii) fit for the ordinary purposes for which such products are intended to be used in conformity in all material respects with any representations or warranties made by the Seller in connection with the sale thereof. There exists no design defect with respect to any such product, each of which prominently displays adequate warnings in accordance with applicable laws, rules and regulations, and with industry practice.

         SECTION 5.26. BULK SALES LAWS. As of the Closing Date, the Seller will have complied with all "bulk sales", "bulk transfer" or similar laws of any state relating to the transfer of the Acquired Assets.

         SECTION 5.27. GOVERNMENTAL APPROVALS. No consent, approval or authorization of or registration, designation, declaration or filing with any Governmental Entity, on the part of the Seller, is required in connection with the consummation of any of the transactions contemplated hereby, except for any approval, authorization, registration, designation, declaration or filing that, if not obtained or made, would not have a material Adverse Effect, other than compliance with the applicable requirements of the HSR Act.

         SECTION 5.28. PROJECTIONS. All financial projections provided by the Seller to the Buyer excepting those made in the Confidential Memorandum, prepared on behalf of the Seller by Mesirow Financial (the "CONFIDENTIAL MEMORANDUM"), were made by the Seller in good faith and based upon assumptions believed by the Seller to be reasonable at the time made.

         SECTION 5.29. DISCLOSURE. The written information provided by the Seller to the Buyer with respect to the business, operations and financial condition of the Seller as it relates to Natvar (other than the information contained in the Confidential Memorandum, with respect to which the Seller makes no representations or warranties), all of such information being referred to hereinafter as the "DISCLOSURE INFORMATION", is not untrue or misleading in any respect material to the transactions contemplated hereby and does not contain a material misstatement of fact relating to the business, operations and financial condition of the Seller as it relates to Natvar, PROVIDED that the Seller shall have no liability under this Section 5.29 with respect to any untrue or misleading information, or any material misstatement of fact if such untrue or misleading information, or material misstatement of fact, is corrected or contradicted by a preponderance of other written information provided by the Seller to the Buyer, and PROVIDED, FURTHER, that the Seller shall have no liability under this Section 5.29 with respect to any untrue or misleading information, or any material misstatement of fact, unless such untrue or misleading information, or material misstatement of fact, is material to all of the transactions contemplated hereby taken as a whole.


                                   ARTICLE VI

                   REPRESENTATIONS AND WARRANTIES OF THE BUYER

         The Buyer represents and warrants to the Seller as follows:

         SECTION 6.01. ORGANIZATION AND STANDING. Each of the Buyer and the Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all requisite corporate power and authority to enter into this Agreement, to perform all of its agreements and obligations hereunder in accordance with its terms and, with respect to the Buyer, to purchase the Acquired Assets from the Seller.

         SECTION 6.02. AUTHORIZATION OF AGREEMENT; VALIDITY. Each of the Buyer and the Parent has obtained all necessary corporate authorizations and approvals required for the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by each of the Buyer and the Parent and constitutes the legal, valid and binding obligation of the Buyer and the Parent enforceable against such entity in accordance with its terms, except as such validity, binding effect or enforcement may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally or by equitable principles relating to the availability of remedies.

         SECTION 6.03. NO CONFLICT. Except as set forth in SCHEDULE 6.03 hereto, the execution and delivery of this Agreement, the performance and compliance by the Buyer or the Parent with the terms hereof, and the consummation of all the transactions contemplated hereby, will not either currently, or after notice or lapse of time or both:

                  (a) conflict with or result in a violation of any provision of the Certificate of Incorporation, By-Laws or other organizational documents of the Buyer or the Parent; or

                  (b) conflict with or result in a violation by the Buyer or the Parent of any statute, regulation, order, law, ordinance or restriction applicable to the Buyer; or

                  (c) result in a violation by the Buyer or the Parent of any judgment, order or decree of any court or judicial or quasi-judicial tribunal applicable to the Buyer or the Parent.

         SECTION 6.04. GOVERNMENTAL APPROVALS. No consent, approval or authorization of or registration, designation, declaration or filing with any Governmental Entity, on the part of the Buyer or the Parent, is required in connection with the consummation of any of the transactions contemplated hereby, except for any approval, authorization, registration, designation, declaration or filing that, if not obtained or made, would not have a material adverse effect on the Buyer's or the Parent's ability to consummate the transactions contemplated hereby, other than compliance by the Buyer with the applicable requirements of the HSR Act.

         SECTION 6.05. BROKERS. No finder, broker, agent or other intermediary has worked for or on behalf of the Buyer in connection with the negotiation or consummation of the transactions contemplated hereby.


                                   ARTICLE VII

                       CONDUCT OF BUSINESS PENDING CLOSING

         The Seller covenants and agrees that, from and after the date of this Agreement and until the Closing, except as otherwise specifically consented to or approved by the Buyer in writing:

         SECTION 7.01. FULL ACCESS. The Seller shall afford to the Buyer and its authorized representatives such access during normal business hours to all properties, books, records, contracts and documents of Natvar as the Buyer shall reasonably request in connection with its review of Natvar, and the Seller shall furnish or cause to be furnished to the Buyer and its authorized representatives all such financial and other information with respect to the business or operations of Natvar as the Buyer may reasonably request. Any such investigation shall be on reasonable prior notice and shall be carried out in such a manner as to minimize any disruption of the business or operations of Natvar.

         SECTION 7.02. CARRY ON IN REGULAR COURSE. Except as may be otherwise contemplated by this Agreement or required by any of the documents listed in any Schedule to this Agreement, the Seller shall carry on the business or operations of Natvar in the ordinary course consistent with past practice.

         SECTION 7.03. NO GENERAL INCREASES. Except for any increase required under the terms of any benefit plan referred to in Section 5.15 and any increase in compensation that will not constitute an Assumed Liability, the Seller shall not (i) grant any general or uniform increase in the rates of pay of employees of Natvar, except for increases in salary or wages in the ordinary course operation of Natvar consistent with past practice, or (ii) grant any general, uniform or individual increase in the benefits under any bonus or pension plan or other contract or commitment for the benefit of any employee of Natvar, or to increase the compensation payable or to become payable to officers, key salaried employees or representatives of Natvar, or (iii) increase any bonus, insurance, pension or other benefit plan, payment or arrangement made to, for or with any such officers, key salaried employees or representatives.

         SECTION 7.04. SALE OF ASSETS. The Seller shall not sell, offer for sale, agree to sell, assign, transfer, deliver or otherwise dispose of any assets relating to or used or held for use in connection with the business or operations of Natvar except (i) pursuant to existing obligations under the Contracts; and (ii) inventories in the ordinary course consistent with past practice.

         SECTION 7.05. INSURANCE. The Seller shall maintain insurance coverage for Natvar comparable to the insurance coverage currently in effect.

         SECTION 7.06. PRESERVATION OF ORGANIZATION. Except as may be otherwise specifically required by this Agreement, the Seller shall use its commercially reasonable best efforts under the applicable circumstances to keep the organization and material business relationships of Natvar intact in all material respects.

         SECTION 7.07. NO SHOPPING. Prior to any termination of this Agreement pursuant to Article XIII hereof, the Seller shall not solicit or enter into any agreement with respect to the sale of all or any substantial portion of Natvar or of the Acquired Assets, to any Person other than the Buyer.

         SECTION 7.08. MAINTENANCE OF CONTRACTS. The Seller (i) will not terminate any Contract, (ii) will not take any action or fail to take any action that would constitute a default or breach under any Contract and (iii) will notify the Buyer of any proposed new contract or agreement, or any scheduled or proposed extension or renewal of any Contract, a reasonable period of time prior thereto, and enter into such proposed new contract or agreement, or grant such extension or renewal, only upon the consent of the Buyer, such consent not to be unreasonably withheld.

         SECTION 7.09. NOTICES OF CERTAIN EVENTS. The Seller shall promptly notify the Buyer of:

                  (a) any notice or communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement;

                  (b) any notice or communication from any Governmental Entity in connection with the transactions contemplated hereby;

                  (c) any actions, suits, claims, investigations or proceedings commenced or to its knowledge, threatened against, relating to, involving or otherwise affecting (i) the business or operations of Natvar, (ii) any current or former Natvar Employee relating to the business or operations of Natvar or (iii) the ability of the Seller to perform its obligations under this Agreement;

                  (d) the damage or destruction by fire or other casualty of any Acquired Asset or part thereof, or in the event that any Acquired Asset or part thereof becomes the subject of any proceeding or, to the knowledge of the Seller, threatened proceeding for the purpose of taking all or any part thereof or right relating thereto by condemnation, eminent domain or other similar governmental action;

                  (e) any notice from a customer whose purchases from Natvar exceeded Twenty-five Thousand Dollars ($25,000) or more of Natvar's sales during fiscal 1997, fiscal 1998 or the first eleven months of fiscal 1999, stating such customer's intention to terminate or substantially curtail its relationship with the Seller; and

                  (f) the occurrence of any event that causes any of the representations and warranties of the Seller in this Agreement to be or become untrue or inaccurate in any material respect.

         SECTION 7.10. CLOSING CONDITIONS. The Seller shall use its commercially reasonable best efforts to satisfy, or cause the satisfaction of, the conditions set forth in Article VIII below.

         SECTION 7.11. ACTIONS WITH RESPECT TO REPRESENTATIONS AND WARRANTIES. The Seller shall not (i) knowingly take any action that would make any representation or warranty of the Seller made herein inaccurate or untrue in any material respect at or as of any time prior to the Closing; or (ii) knowingly refrain from taking any action that would prevent such representation or warranty from being inaccurate or untrue in any material respect at or as of such time, PROVIDED that the Seller shall be entitled to take any actions, or refrain from taking any actions, that it proposes to take or refrain from taking in furtherance of a valid business purpose upon the consent of the Buyer, such consent not to be unreasonably withheld.

                                  ARTICLE VIII

                   CONDITIONS PRECEDENT TO BUYER'S OBLIGATIONS

         The obligation of the Buyer to consummate the Closing is subject to the satisfaction prior to or at the Closing of each of the following conditions (to the extent noncompliance is not waived in writing by the Buyer):

         SECTION 8.01. REPRESENTATIONS AND WARRANTIES. The representations and warranties made by the Seller in this Agreement shall have been correct in all material respects when made and shall be correct in all material respects at and as of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing (except for any such representations or warranties that speak as of a particular date, which representations and warranties shall remain correct in all material respects as of such date).

         SECTION 8.02. COMPLIANCE WITH AGREEMENT. The Seller shall have performed and complied in all material respects with all of its obligations under this Agreement to be performed or complied with by it prior to or at the Closing and shall have obtained all approvals and consents necessary to enter into this Agreement and to perform all of the transactions contemplated hereby, in each case in form and substance reasonably satisfactory to the Buyer, and no such consent or approval shall have been suspended, made conditional or revoked.

         SECTION 8.03. NO MATERIAL ADVERSE CHANGE. There shall have been, since April 25, 1998, no material adverse change in the business, operations, assets, financial condition or results of operation of Natvar taken as a whole.

         SECTION 8.04. HSR ACT NOTIFICATION. The Seller shall have obtained notification that the waiting period, or any extensions thereof, under the HSR Act have expired or been terminated and in respect of the notifications of the Buyer and the Seller pursuant to the HSR Act, the applicable waiting period and any extensions thereof shall have expired or been terminated.

         SECTION 8.05. OFFICER'S CERTIFICATE. The Seller shall have delivered to Buyer at the Closing, a certificate, duly executed by the Chief Executive Officer or the Chief Financial Officer of the Seller, certifying (i) that the conditions in each of Sections 8.01, 8.02, 8.03 and 8.08 have been satisfied,
(ii) that the Tangible Net Worth is not less than $5,500,000 on such date and
(iii) that the EBITDA for Natvar for its 1999 fiscal year is not less than $3,600,000. Buyer shall have the right to rely on such certificate, and to seek remedies in the event of its inaccuracy, as though it were a representation or warranty of the Seller made herein, subject to the limitations of Sections 16.01 and 18.04.

         SECTION 8.06. OPINION OF COUNSEL. The Seller shall have delivered to the Purchaser opinions, dated as of the Closing Date, of (i) Bingham Dana LLP, counsel for the Seller, in the form of EXHIBIT C hereto; and (ii) of counsel to the Seller licensed to practice in the State of North Carolina covering, in the case of the opinion from counsel licensed to practice in the State of North Carolina, such matters and in form reasonably satisfactory to the Seller.

         SECTION 8.07. DUE DILIGENCE INVESTIGATION. The Buyer shall have completed its due diligence investigation of the Seller and the business and operations of Natvar, including without limitation an environmental audit of the Real Property and the Leased Real Property, and Buyer shall be satisfied in its sole discretion with the results of any such investigation.

         SECTION 8.08. NO LITIGATION. There shall not be any instituted, pending or threatened action or proceeding by any Person before any court, or governmental authority or agency, whether domestic or foreign, seeking to restrain, prohibit or otherwise interfere with the transactions contemplated by this Agreement or the ownership or operation of the Acquired Assets by the Buyer, and no notice thereof shall have been received by the Buyer or the Seller.

         SECTION 8.09. DOCUMENTATION. The Buyer shall have received such documents as it shall reasonably request relating to the corporate organization of the Seller and the authority of the Seller to enter into this Agreement and to consummate the transactions contemplated hereby, in form and substance reasonably satisfactory to the Buyer.

         SECTION 8.10. ESCROW AGREEMENT. The Seller and the Escrow Agent shall have executed and delivered the Escrow Agreement and the Escrow Agreement shall be in full force and effect.

         SECTION 8.11. RELATED PARTY CONFIDENTIALITY AGREEMENTS. Each of the persons named on SCHEDULE 15 shall have executed and delivered to the Buyer a confidentiality agreement in form reasonably satisfactory to the Buyer.

         SECTION 8.12. REQUIRED CONSENTS. The Buyer shall have received all of the Required Consents, and such consents shall be in the form reasonably satisfactory to the Buyer.


                                   ARTICLE IX

                  CONDITIONS PRECEDENT TO SELLER'S OBLIGATIONS

         The obligation of the Seller to consummate the Closing is subject to the satisfaction at or prior to the Closing of each of the following conditions (to the extent noncompliance is not waived in writing by the Seller):

         SECTION 9.01. REPRESENTATIONS AND WARRANTIES. The representations and warranties made by the Buyer in this Agreement shall have been correct in all material respects when made and shall be correct in all material respects at and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date.

         SECTION 9.02. COMPLIANCE WITH AGREEMENT. The Buyer shall have performed and complied in all material respects with all of its obligations under this Agreement to be performed or complied with by it prior to or at the Closing.

         SECTION 9.03. HSR ACT NOTIFICATION. In respect of the notifications of the Buyer and the Seller pursuant to the HSR Act (as defined in Article XV hereof), the applicable waiting period and any extensions thereof shall have expired or been terminated.

         SECTION 9.04. NO LITIGATION. There shall not be any instituted, pending or threatened action or proceeding by any Person before any court, or governmental authority or agency, whether domestic or foreign, seeking to restrain, prohibit or otherwise interfere with the transactions contemplated by this Agreement or the ownership or operation of the Acquired Assets by the Buyer, and no notice thereof shall have been received by the Buyer or the Seller.

         SECTION 9.05. DOCUMENTATION. The Seller shall have received such documents as it shall reasonably request relating to the corporate organization of the Buyer and the authority of the Buyer to enter into this Agreement and to consummate the transactions contemplated hereby, in form and substance reasonably satisfactory to the Seller.

         SECTION 9.06. ESCROW AGREEMENT. The Buyer and the Seller shall have executed and delivered the Escrow Agreement and the Escrow Agreement shall be in full force and effect.


                                    ARTICLE X

                         EMPLOYEES AND EMPLOYEE BENEFITS

         SECTION 10.01. HIRING EMPLOYEES.

         (a) The Buyer may, in its sole discretion, offer employment to any current Natvar Employee, but is under no obligation to employ or to offer employment to any Natvar Employee or any other Person. All employees accepting employment with the Buyer at or prior to the Closing are referred to in this Agreement as "ASSUMED EMPLOYEES." The Seller will be solely responsible for the cost of any bonus or payment to (whether as severance or otherwise), or increase in compensation or benefits of, any employee, officer or director of the Seller that is not an Assumed Liability or that arises out of or in connection with the transactions contemplated by this Agreement, including without limitation the failure by such Person to be employed by or to receive an offer of employment from the Buyer at or prior to the Closing.

         (b) The Buyer agrees that, for a period of 60 days after the Closing Date, it will not cause any of the Assumed Employees hired by it to suffer "employment loss" for purposes of the

WARN Act if such employment loss could create any liability for the Seller, unless the Buyer delivers notices under the WARN Act in such a manner and at such a time that the Seller bears no liability with respect thereto.

         (c) Except as otherwise specified in paragraph (a) above, the Buyer shall bear the cost of any severance or other obligation owed to any Assumed Employee arising out of the termination of such employee's employment with the Buyer or one of its Affiliates after the Closing Date, including any obligations or liabilities that may arise from any claim that such termination was wrongful or in violation of applicable law.


                                   ARTICLE XI

                                CERTAIN COVENANTS

         SECTION 11.01. HSR ACT COMPLIANCE

         The Buyer and the Seller shall (a) as promptly as practicable after the date hereof, and in no event later than April 12, 1999, make such filings as may be required by the HSR Act with respect to the transactions contemplated hereby, provided that the Buyer and the Seller shall use their respective best efforts to make such filings on April 9, 1999, (b) respond promptly to inquiries from the Department of Justice and the Federal Trade Commission in connection with such filings, (c) file or cause to be filed as promptly as practicable with the Department of Justice and Federal Trade Commission any supplemental information that may be requested pursuant to the HSR Act, and (d) seek the earliest possible termination or waiver of the waiting period under such statute. The Buyer and the Seller shall also file or cause the filing of the notices, applications and requests with federal, state, local and foreign governmental authorities described in SCHEDULE 11.01 hereto.

         SECTION 11.02. THIRD PARTY CONSENTS.

         (a) Notwithstanding anything to the contrary in this Agreement, this Agreement shall not constitute an agreement to assign or transfer any instrument, contract, lease, permit or other agreement or arrangement or any claim, right or benefit arising thereunder or resulting therefrom if an assignment or transfer or an attempt to make such an assignment or transfer without the consent of a third party would constitute a breach or violation thereof; and any transfer or assignment to the Buyer by the Seller of any interest under any such instrument, contract, lease, permit or other agreement or arrangement that requires the consent of a third party shall be made subject to such consent or approval being obtained. In the event any such consent or approval is not obtained on or prior to the Closing Date, the Seller shall continue to use its best efforts (but not including the payment of money) to obtain any such consent or approval after the Closing Date until such time as such consent or approval has been obtained, and the Seller will cooperate with the Buyer in any lawful and economically feasible arrangement to provide that the Buyer shall receive the interest of the Seller in the benefits under any such instrument, contract, lease or permit or other agreement or arrangement, including performance by the Seller, as agent, sublessor or sublicensor, if economically feasible, whereby the Seller would enforce all rights thereunder on behalf of the Buyer, PROVIDED that the Buyer shall undertake to pay or satisfy the corresponding liabilities for the enjoyment of such benefit to the extent the Buyer would have been responsible therefor hereunder if such consent or approval had been obtained. The Seller shall pay and discharge, and shall indemnify and hold the Buyer harmless from and against, any and all out-of-pocket costs of seeking to obtain or obtaining any such consent or approval after the Closing Date.

         SECTION 11.03. ACCESS TO BOOKS AND RECORDS.

         (a) The Buyer agrees to cooperate with and to make available to the Seller such documents, books, records or information relating to the business or operations of Natvar as the Seller may reasonably require after the Closing.

         (b) The Buyer agrees to preserve and protect all books, records, files and data referred to in paragraph (a) above for a period of six (6) years after the Closing Date.

         (c) The Buyer agrees not to destroy any files or records which are subject to this Section 11.03 (i) for the period described in clause (b) of this
Section 11.03, and (ii) thereafter, without giving at least thirty (30) days' notice to the Seller. Upon receipt of such notice, the Seller may (A) cause to be delivered to it the files or records intended to be destroyed, at the Seller's expense, or (B) notify the Buyer that the Seller will pay the cost of storing and maintaining such files or records (including any necessary costs of moving such files or records to a location under control of the Seller).

         SECTION 11.04. USE OF SELLER'S NAME. The Buyer agrees that promptly after the Closing Date it will cease using any references to the Seller, or any of its respective Affiliates, including any such use in connection with the use of existing supplies of labels, signs, letterhead and other printed materials, except that the Buyer may use stocks of catalogs and other promotional materials existing in the hands of the Seller on the Closing Date and included in the Acquired Assets, but only to the extent that they are stickered so as to indicate that Natvar is no longer affiliated with the Seller. The Seller agrees that from and after the Closing Date, it will cease using the name "Natvar" or any reference thereto in its advertising or promotional material, except to the extent provided in the prior sentence.

         SECTION 11.05. CLOSING CONDITIONS. The Buyer shall use its commercially reasonable best efforts to cause the satisfaction of the conditions set forth in
Article IX above.

         SECTION 11.06. CLOSING DATE BALANCE SHEET AND EBITDA. On or prior to the seventh business date after the Closing Date, the Seller shall deliver to the Buyer a balance sheet of the Acquired Assets and the Assumed Liabilities as of the end of the day on the Closing Date prepared by the Seller (the "CLOSING DATE BALANCE Sheet"), and a calculation of EBITDA for the period between April 26, 1998 and the earlier of the Closing Date or April 24, 1999. The
Buyer shall give the Seller all access to the books and records of Natvar included in the Acquired Assets, as well as to any Assumed Employees, determined by the Seller to be necessary for the preparation of such Closing Date Balance Sheet and EBITDA calculation. The Closing Date Balance Sheet and EBITDA calculation shall be certified to be true and accurate by the Chief Financial Officer of the Seller and shall contain the Seller's calculation of the Tangible Net Worth as of the end of the day on the Closing Date and EBITDA for such period. From and after the delivery of the Closing Date
Balance Sheet and EBITDA calculation, the Seller shall grant the Buyer reasonable access, upon reasonable notice and at reasonable times, to the workpapers of the Seller and its accountants, if any, used in connection with the preparation of the Closing Date Balance Sheet and the EBITDA calculation.


                                   ARTICLE XII

                                   TAX MATTERS

         SECTION 12.01. GENERAL. The Seller shall remain responsible for all Income Taxes (as defined in Article XV hereof) of the Seller payable in connection with the operation of Natvar prior to the Closing. The Seller shall also remain responsible for the filing of all related Tax Returns (as defined in Article XV hereof).

         SECTION 12.02. COOPERATION ON TAX MATTERS; CONDUCT OF PROCEEDINGS.

         (a) The Buyer and the Seller shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with the preparation and filing of Tax Returns pursuant to this Article XII, any Tax Returns to be filed by the Seller with regard to the period ending on the Closing Date and any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon the other party's request) the provision of records and information which are reasonably relevant to such preparation and filing and to any audit, litigation or other proceeding relating thereto and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder.

         (b) The Buyer and Seller shall treat and report the transactions contemplated by this Agreement in all respects consistently for the purposes of any federal, state or local tax in accordance with Section 3.01.

         (c) The Seller shall be responsible for defending any audit, litigation or other proceeding with respect to any Taxes of the Seller for which the Seller is wholly or partially responsible for payment pursuant to this Article XII and shall have the authority to negotiate, compromise and settle any such audit, litigation or other proceeding.

         SECTION 12.03. ALLOCATION OF TRANSFER AND PROPERTY TAXES. (a) All excise, sales, use, value added, registration stamp, recording, documentary, conveyancing, franchise, property, transfer, gains and similar Taxes, levies, charges and fees including any deficiencies, interest, penalties, additions to Tax or additional amounts excluding any Income Taxes (collectively, "TRANSFER TAXES") incurred in connection with the transactions contemplated by this Agreement shall be borne by the Seller. Buyer and Seller shall use reasonable efforts to minimize the amount of all Transfer Taxes and shall cooperate in providing each other with any appropriate resale exemption certifications and other similar documentation. The party that is required by applicable law to make the filings, reports or returns and to handle any audits or controversies with respect to any applicable Transfer Taxes shall do so, and the other party shall cooperate with respect thereto as necessary at the originally responsible party's expense.

         (b) All real property taxes, personal property taxes and similar AD VALOREM obligations levied with respect to the Acquired Assets for a taxable period which includes (but does not end on) the Closing Date (collectively, the "APPORTIONED OBLIGATIONS") shall be apportioned between Seller and Buyer based on the number of days of such taxable period which fall on or before the Closing Date (this and any other tax period which includes one or more days falling on or before the Closing Date, a "PRE-CLOSING TAX PERIOD") and the number of days of such taxable period after the Closing Date (a "POST-CLOSING TAX PERIOD"). Seller shall be liable for the proportionate amount of such taxes that is attributable to the Pre-Closing Tax Period, and Buyer shall be liable for the proportionate amount of such taxes that is attributable to the Post-Closing Tax Period. Upon receipt of any bill for real or personal property taxes relating to the Acquired Assets, each of Seller and Buyer shall present a statement to the other setting forth the amount of reimbursement to which each is entitled under this Section together with such supporting evidence as is reasonably necessary to calculate the proration amount. The proration amount shall be paid by the party owing it to the other within 30 days after delivery of such statement. In the event that either Seller or Buyer shall make any payments for which it is entitled to reimbursement under this Section, the other party shall make such reimbursement promptly but in no event later than ten (10) days after the presentation of a statement setting forth the amount of reimbursement to which the presenting party is entitled along with such supporting evidence as is reasonably necessary to calculate the amount of reimbursement. In the event that other party disagrees with the presenting party's calculation, the parties shall promptly negotiate in good faith to resolve the disagreement. If the parties are unable to reach agreement within ten (10) days following the initiation of such negotiations, the disagreement will be resolved by an accounting firm mutually chosen by the Seller and the Buyer within two (2) business days thereafter. The cost of such accounting firm shall be borne by the party whose calculations are most at variance with those of such accounting firm.

         SECTION 12.04.    SCOPE OF ARTICLE XII.

         (a) The provisions of this Article XII shall govern the allocation of responsibility between the Seller and the Buyer for Taxes of Natvar.

         (b) Claims under this Article XII may be made by the Buyer and the Seller at any time prior to the expiration of the statute of limitations applicable to the Tax matter to which the Claim relates.


                                  ARTICLE XIII

                                   TERMINATION

         SECTION 13.01. TERMINATION. This Agreement may be terminated at any time prior to the Closing without liability to the terminating party on account of such termination (provided the terminating party is not otherwise in default or in breach of this Agreement), other than as a consequence of the intentional breach or the intentional default by the terminating party by:

                  (a) the written agreement of the Buyer and the Seller; or

                  (b) written notice to the Seller from Buyer, if there is any material breach of any representation, warranty, covenant or agreement on the part of the Seller set forth in this Agreement, or if a representation or warranty of the Seller shall be untrue in any material respect, in either case, such that the condition specified in
         Section 8.01 hereof would not be satisfied at the Closing (a "TERMINATING SELLER BREACH"), except that, if such Terminating Seller Breach is curable by the Seller through the exercise of its reasonable best efforts, then, for a period of up to 30 days from the date that written notice of the Terminating Seller Breach is given to the Seller by the Buyer (the "SELLER CURE PERIOD"), but only as long as the Seller continues to use its reasonable best efforts to cure such Terminating Seller Breach, such termination shall not be effective, and such termination shall become effective only if the Terminating Seller Breach is not cured within the Seller Cure Period; or

                  (c) written notice to Buyer from the Seller, if (i) there is any material breach of any representation, warranty, covenant or agreement on the part of Buyer set forth in this Agreement, or if a representation or warranty of Buyer shall be untrue in any material respect, in either case, such that the condition specified in Section
         9.01 hereof would not be satisfied at the Closing (a "TERMINATING BUYER BREACH"), except that, if such Terminating Buyer Breach is curable by Buyer through the exercise of its reasonable best efforts, then, for a period of up to 30 days from the date that written notice of the Terminating Buyer Breach is given to the Buyer by the Seller (the "BUYER CURE PERIOD"), but only as long as Buyer continues to exercise such reasonable best efforts to cure such Terminating Buyer Breach, such termination shall not be effective, and such termination shall become effective only if such Terminating Buyer Breach is not cured within the Buyer Cure Period; or

                  (d) the Buyer or the Seller by written notice to the other party if the transactions contemplated hereby shall not have been consummated on or before June 30, 1999, without default by either the Buyer or the Seller hereunder, unless such date shall be extended by the mutual written consent of the Seller and the Buyer; or

                  (e) the Buyer or the Seller by written notice to the other party if there shall be any law or regulation that makes the consummation of the transactions contemplated hereby illegal or otherwise prohibited or would violate any non-appealable final order, decree or judgment of any court or Governmental Entity.

         SECTION 13.02. EFFECT OF TERMINATION. In the event of the termination of this Agreement pursuant to the provisions of Section 13.01 hereof:

                  (a) each party will redeliver all documents, work papers and other material of the other party or parties relating to the transactions contemplated hereby including such memoranda, notes, lists, records or other documents compiled or derived from such material, whether so obtained before or after the execution hereof, to the party furnishing the same; and

                  (b) all information received by any party hereto with respect to the business of the other parties or their affiliated companies shall remain subject to the terms of the Confidentiality Agreement (as defined in Article XIV hereof); and

                  (c) the provisions of Articles XIV, XV and XVI shall survive any termination of this Agreement.

         SECTION 13.03. REMEDIES UPON TERMINATION. If this Agreement is terminated as provided herein, no party (nor any stockholder, director, officer, employee, agent, consultant or representative of such party) shall have any liability to any other party; PROVIDED, HOWEVER, that if such termination is the result of (i) the failure of a party to use its appropriate efforts to fulfill a condition to the performance of the obligations of another party, (ii) the failure of a party to perform a covenant made by such party herein or other obligation of such party herein, or (iii) a material breach by a party of any representation or warranty made by such party herein, then such party shall be fully liable for any and all damages, losses, liabilities and expenses (including without limitation reasonable expenses of investigation and reasonable attorney's fees and expenses) (collectively, "DAMAGES") incurred by the other party as a result of such failure or breach.


                                   ARTICLE XIV

                                 CONFIDENTIALITY

         Any and all information disclosed by the Buyer or the Parent to the Seller or by the Seller to the Buyer or the Parent in connection with the negotiations leading to and the execution of this Agreement, or in furtherance thereof, which information was not already known to the Seller, the Buyer or the Parent, as the case may be, is and shall remain confidential respectively to the Seller, the Buyer and the Parent and their respective affiliates, employees and agents. Each of the Seller, the Buyer and the Parent agrees not to divulge or disclose or use for its benefit or purposes not associated with and necessary for the performance of their respective obligations hereunder or the consummation of the transactions contemplated hereby any such information at any time in the future unless it has otherwise become public other than by breach hereof by any of the Seller, the Buyer or the Parent. The information intended to be protected hereby shall include, but not be limited to, financial information, customers, sales representatives, and anything else having an economic or pecuniary benefit to the Seller, the Buyer or the Parent, respectively.


                                   ARTICLE XV

                                   DEFINITIONS

         As used herein the following terms not otherwise defined have the following respective meanings:

         "AFFILIATE" means, with respect to any specified Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person. As used in this definition the term "CONTROL" (including the terms "CONTROLLED BY" and "UNDER COMMON CONTROL WITH") means, with respect to the relationship between or among two or more Persons, the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or otherwise, including, without limitation, the ownership, directly or indirectly, of securities having the power to elect a majority of the board of directors or similar body governing the affairs of such Person.

         "EBITDA" means the amount calculated as the income from operations generated by Natvar for a particular period to which is added back all amounts of depreciation, amortization and management fees charged to Natvar by the Seller.

         "ENCUMBRANCE" means all liens, security interests, pledges, charges, mortgages, conditional sales agreements, title retention agreements and other encumbrances.

         "ENVIRONMENTAL LAW" means any applicable Federal, state, local or foreign law, treaty, judicial decision, regulation, rule, judgment, order, decree, injunction, permit, agreement or governmental restriction, each as in effect on or prior to the Closing Date, relating to the environment or to any Hazardous Substance.

         "GOVERNMENTAL ENTITY" means any government or any court, arbitral tribunal, administrative agency or commission or other governmental or other regulatory authority or agency, Federal, state, local, transnational or foreign.

         "HAZARDOUS SUBSTANCE" means any substance, pollutant, contaminant, chemical, waste or material, including petroleum, its derivatives, by-products, and other hydrocarbons, that is listed, identified in, or regulated under any applicable Federal, state, local or foreign law, treaty, judicial decision, regulation, rule, judgment, order, decree, injunction, permit, agreement or governmental restriction.

         "HSR ACT": the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

         "INCOME TAXES" means any Taxes based upon or related to income, including any Taxes calculated in whole or in part based upon net revenues.

         "INDEBTEDNESS" as applied to any Person, means all indebtedness of such Person to any other Person for borrowed money, whether current or funded, or secured or unsecured and all such Indebtedness of any other Person which is directly or indirectly guaranteed by such Person or which such Person has agreed (contingently or otherwise) to purchase or otherwise acquire or in respect of which it has otherwise assured against loss, but not including the endorsement of checks and similar instruments.

         "INTELLECTUAL PROPERTY" means any and all United States and foreign:
(A) patents (including design patents, industrial designs and utility models) and patent applications (including docketed patent disclosures awaiting filing, reissues, divisions, continuations, continuations-in-part and extensions), patent disclosures awaiting filing determination, inventions and improvements thereto; (B) trademarks, service marks, trade names, trade dress, domain names, logos, business and product names, slogans, and registrations and applications for registration thereof; (C) copyrights (including software) and registrations thereof; (D) inventions, processes, designs, formulae, trade secrets, know-how, research and development, ideas, engineering notebooks, industrial models, confidential and technical information, manufacturing, engineering and technical drawings, product specifications and confidential business information; (E) mask work and other semiconductor chip rights and registrations thereof; (F) intellectual property rights similar to any of the foregoing; (G) Software, firmware; (H) copies and tangible embodiments thereof (in whatever form or medium, including electronic media) and (i) licenses of any of the foregoing.

         "KNOWLEDGE OF THE SELLER" or "TO THE SELLER'S KNOWLEDGE" means and is limited to the actual knowledge of the persons named on SCHEDULE 15 hereto.

         "MATERIAL ADVERSE EFFECT" means any material adverse effect on (i) the business, operations, properties, financial condition, or results of operations of Natvar or the Acquired Assets taken as a whole, (ii) the rights of the Buyer taken as a whole in connection with the consummation of the transactions contemplated by this Agreement; or (iii) the ability of the Seller to perform its obligations under this Agreement.

         "NATVAR EMPLOYEE" means any individual employed by the Seller (whether part-time or full-time) whose activities or duties relate primarily to the business or operations of Natvar.

         "NON-INCOME TAXES" means any Taxes other than Income Taxes.

         "PERMITTED ENCUMBRANCES" means Encumbrances that (i) arise out of Taxes not in default and payable without penalty or interest or the validity of which is being contested in good faith by appropriate proceedings, (ii) are mechanics', carriers', workers', repairmen's, or other similar liens that with respect to an Acquired Asset, could not reasonably be expected to interfere with the use of such Acquired Asset in the conduct of the normal business operations of Natvar, (iii) arise in connection with any agreement or instrument existing on the date hereof and constituting part of the Acquired Assets, or relate to restrictions on transfer embodied in the terms of such agreement or instrument, (iv) represent the rights of customers, suppliers and subcontractors in the ordinary course of business under contracts or under general principles of commercial law or (v) that, with respect to an Acquired Asset, could not reasonably be expected to interfere with the use of such Acquired Asset in the conduct of the normal business operations of Natvar.

         "PERSON" means any corporation, association, partnership, limited liability company, organization, business, individual, government or political subdivision thereof or governmental agency.

         "TANGIBLE NET WORTH" means the difference, as of a particular date, between (i) the sum of Natvar's accounts receivable, Inventories, pre-paid assets and fixed assets (net), but only to the extent that any of the foregoing are included in the Acquired Assets; MINUS (ii) the sum of all of Natvar's trade accounts payable and accrued expenses, but only to the extent that any of the foregoing are included in the Assumed Liabilities.

         "TAX" Any federal, state, provincial, local, or foreign income, gross receipts, franchise, estimated, alternative minimum, add-on minimum, sales, use, transfer, registration, value added, excise, natural resources, severance, stamp, occupation, premium, windfall profit, environmental, customs, duties, real property, personal property, capital stock, intangibles, social security, unemployment, disability, payroll, license, employee, or other tax or levy, of any kind whatsoever, including any interest, penalties, or additions to tax in respect of the foregoing.

         "TAX RETURN" Any return, declaration, report, claim for refund, information return, or other document (including any related or supporting estimates, elections, schedules, statements, or information) filed or required to be filed in connection with the determination, assessment, or collection of any Tax or the administration of any laws, regulations, or administrative requirements relating to any Tax.

                                   ARTICLE XVI

                                     GENERAL

         SECTION 16.01. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties of the parties hereto contained in this Agreement or in any certificate or other writing delivered pursuant hereto or in connection herewith shall survive the Closing until the second anniversary of the Closing Date; PROVIDED, HOWEVER , that (i) the representations and warranties contained in Section 5.04 and Section 5.19 shall survive indefinitely; and (ii) the representations and warranties contained in Section
5.15 and Section 5.18, respectively, shall survive until the expiration of the statute of limitations applicable to the matters covered thereby (giving effect to any waiver, mitigation or extension thereof), if later.

         SECTION 16.02. EXPENSES; CERTAIN TAXES. Except as otherwise specifically provided herein, each party shall pay its own expenses and costs incidental to the preparation of this Agreement and to the consummation of the transactions contemplated hereby.

         SECTION 16.03. ASSIGNS. This Agreement may not be assigned in whole or in part by either party hereto without the prior written consent of the other party. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns.

         SECTION 16.04. ENTIRE AGREEMENT, ETC. This Agreement (including the Schedules and Exhibits, the Escrow Agreement and the Confidentiality Agreement) contains the entire understanding of the parties, supersedes all prior agreements and understandings relating to the subject matter hereof and shall not be amended except by a written instrument hereafter signed by each of the parties hereto. No provision hereof may be waived other than by a written instrument signed by the party against whom enforcement of any such waiver is sought. Nothing in this Agreement is intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

         SECTION 16.05. CONSTRUCTION. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party.

         SECTION 16.06. GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with the internal laws (and not the choice-of-law rules) of the State of New York. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.


         SECTION 16.07. NOTICES. All notices, requests, payments, instructions or other documents to be given hereunder shall be in writing or by written telecommunication, and shall be deemed to have been duly given if delivered personally or if mailed by certified mail, return receipt requested, postage prepaid, or sent by written telecommunication, as follows:

         If to the Seller, to:

                  High Voltage Engineering Corporation
                  401 Edgewater Place, Suite 680
                  Wakefield, MA 01880
                  Attention:        Joseph W. McHugh, Jr.
                  Facsimile:        (781) 224-1011
         with copies sent contemporaneously to:


                  Michael P. O'Brien, Esq.
                  Johan V. Brigham, Esq.
                  Bingham Dana LLP
                  150 Federal Street
                  Boston, Massachusetts  02110
                  Facsimile:        (616) 951-8736

         If to the Buyer, to:

                  Dr. F. Patrick Smith
                  Chairman and Chief Executive Officer
                  Tekni-Plex, Inc.
                  201 Industrial Parkway
                  Branchburg Township
                  Somerville, New Jersey  08876
                  Facsimile:        (908) 722 - 4967

         with a copy sent contemporaneously to:

                  Solomon, Zauderer, Ellenhorn, Frischer & Sharp
                  45 Rockefeller Plaza
                  New York, New York 10111
                  Attn:  Robert L. Mazzeo, Esq.
                         Jonathan P. Hughes, Esq.
                  Facsimile:        (212) 956 - 4068

         SECTION 16.08. COUNTERPARTS. This Agreement may be executed by the parties in separate counterparts, each of which when so executed and delivered (which delivery may be made by facsimile transmission with an original to follow by first class mail) shall be an original, but all such counterparts shall together constitute but one and the same instrument.

         SECTION 16.09. SECTION HEADINGS. All enumerated subdivisions of this Agreement are herein referred to as "section" or "subsection." The headings of sections or subsections are for reference only and shall not limit or control the meaning thereof.

         SECTION 16.10. PUBLIC STATEMENTS OR RELEASES. The parties hereto each agree that prior to the Closing no party to this Agreement shall make, issue or release any public announcement, statement or acknowledgment of the existence of, or reveal the status of, this Agreement or the transactions provided for herein, without first obtaining the consent of the other party hereto. Nothing contained in this Section 16.10 shall prevent any party from making such public announcements as such party may consider necessary in order to satisfy such party's legal obligations, provided that such disclosing party shall to the extent practicable give prior notice to the other party of the contents of, and requirement for, such disclosure.


                                  ARTICLE XVII

                                 PARENT GUARANTY

         SECTION 17.01. GUARANTY. The Parent hereby irrevocably guarantees to the Seller that the obligations of the Buyer under this Assumption Agreement shall be promptly performed and complied with in full when due, in accordance with the terms of the Asset Purchase Agreement.


                                  ARTICLE XVIII

                                 INDEMNIFICATION


         SECTION 18.01. INDEMNIFICATION BY THE SELLER. The Seller hereby agrees to indemnify the Buyer and the Parent, and their respective officers, directors and Affiliates (each a "BUYER INDEMNIFIED PARTY"), and to hold each of them harmless from any and all Damages incurred or suffered by such Buyer Indemnified Party arising out of or in connection with:

              (i) any misrepresentation or breach of warranty made by the Seller pursuant to this Agreement;

              (ii) any breach of any covenant or agreement made or to be performed by the Seller pursuant to this Agreement; or

              (iii) any Excluded Liabilities,

         SECTION 18.02. INDEMNIFICATION BY THE PARENT AND THE BUYER. The Parent and the Buyer hereby jointly and severally indemnify the Seller, and its officers, directors and Affiliates (each a "SELLER INDEMNIFIED Party") against and agree to hold each of them harmless from any and all Damages incurred or suffered by a Seller Indemnified Party arising out of or in connection with:

              (i) any misrepresentation or breach of warranty made by the Parent or the Buyer pursuant to this Agreement;

              (ii) any breach of covenant or agreement made or to be performed by the Parent or the Buyer pursuant to this Agreement; or

              (iii) any Assumed Liabilities.

         SECTION 18.03. PROCEDURES. The party seeking indemnification hereunder (the "INDEMNIFIED PARTY") agrees to give prompt notice to the party against whom indemnity is sought (the "INDEMNIFYING PARTY") of the assertion of any claim, or the commencement of any suit, action or proceeding in respect of which indemnity may be sought hereunder. The Indemnifying Party shall be entitled to, upon notice to the Indemnified Party, participate in but not, without the consent of the Indemnified Party, control the defense of any such suit, action or proceeding at its own expense. The Indemnifying Party shall not be liable hereunder for any settlement effected without its consent of any claim, litigation or proceeding in respect of which indemnity may be sought hereunder.

         SECTION 18.04. LIMITATIONS ON INDEMNIFICATION. (a) The Seller shall not be required to indemnify a Buyer Indemnified Party under Section 18.01 except to the extent that the aggregate amount of Damages for which the Indemnified Party is otherwise entitled to indemnification pursuant to such section exceeds the greater of (i) $100,000; or (ii) the amount by which the Tangible Net Worth of the Buyer set forth on the Closing Date Balance Sheet exceeds $5,500,000, whereupon the Indemnified party shall be entitled to be paid each dollar of such Damages for which recovery may be sought in excess of the amount, if any, by which the Tangible Net Worth of the Buyer set forth on the Closing Date Balance Sheet exceeds $5,500,000, subject to the limitations on maximum recovery set forth in Section 18.04(c).

         (b) The Buyer shall not be required to indemnify a Seller Indemnified Party under Section 18.02 except to the extent that the aggregate amount of Damages for which the Indemnified Party is otherwise entitled to indemnification pursuant to such section exceeds $100,000, whereupon the Indemnified Party shall be entitled to be paid each dollar of such Damages for which recovery may be sought, subject to the limitations on maximum amount of recovery set forth in
Section 18.04(c).

         (c) The aggregate Damages payable by an Indemnifying Party pursuant to
Section 18.01 and Section 18.02 with respect to all claims (other than any claims with respect to the representations and warranties of the Seller contained in Section 5.19) shall not exceed $15,000,000 (the "INDEMNITY CAP"). The aggregate Damages payable by an Indemnifying Party pursuant to Section 18.01 with respect to the representations and warranties of the Seller contained in
Section 5.19 shall not be subject to the Indemnity Cap.

         (d) No Indemnifying Party shall be liable for any Damages pursuant to
Section 18.01 or Section 18.02 unless a written claim for indemnification in accordance with Section 18.03 is given by the Indemnified Party to the Indemnifying Party with respect thereto within two years after the Closing, except that this time limitation shall not apply to any Damages related to or arising directly or indirectly out of breaches of the Seller's representations and warranties set forth in Sections 5.04 or Section 5.19, which may be pursued indefinitely, or arising directly or indirectly out of any breaches of the Seller's representations and warranties set forth in Sections 5.15 and 5.18, respectively, which may be pursued until the expiration of the statute of limitations applicable to the matters covered thereby (giving effect to any waiver, mitigation or extension thereof), if later.

         (e) The Buyer agrees that its rights to pursue claims with respect to breaches of representations and warranties, other than pursuant to Section 18.01 hereof, shall be limited to the same extent that the Buyer's rights under such
Section 18.01 are limited by the provisions of this Section 18.04, PROVIDED, that this limitation shall not apply in the case of any other claim.

         (f) Neither the delivery of the Disclosure Information, nor any other investigation conducted by the Buyer or any of its representatives shall modify, amend or otherwise affect the Buyer's right to rely on the Seller's representations and warranties contained in this Agreement.


                                   ARTICLE XIX

                            NON-COMPETITION AGREEMENT

         SECTION 19.01. NON-COMPETITION AGREEMENT. (a) The Seller agrees that prior to the third anniversary of the Closing Date, the Seller will not, without the prior consent of the Buyer, engage, either directly or indirectly, as a principal or for its own account or jointly with others, or as a stockholder, partner, member or investor in any corporation or other entity, in any business that engages, within the United States or any foreign location in which any business or operations of Natvar are currently conducted, in the business of Natvar as it is currently conducted by the Seller, PROVIDED that the Seller shall be permitted to engage in the type of operations currently being operated by Natvar solely for its own consumption or for inclusion in other products manufactured by the Seller that are not the same type of products being marketed and sold by Natvar.

         (b) If any provision contained in this Article XIX is for any reason held by a court of competent jurisdiction to cover a geographic area or to be for a length of time that is not permitted under applicable law, or that is in any way too broad or to any extent invalid, such court shall construe and interpret this Article to provide for a covenant with the maximum enforceable geographic area, time period and other provisions as shall be valid and enforceable. The Seller acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Buyer and that the remedy or remedies at law for any such breach will be inadequate and agrees, in the event of any such breach, in addition to all other available remedies, to an injunction restraining any breach and requiring immediate and specific performance of such obligations without the necessity of showing economic loss.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                      HIGH VOLTAGE ENGINEERING CORPORATION


                      By:   /s/ Joseph W. McHugh, Jr.
                            -------------------------------
                      Name:  Joseph W. McHugh, Jr.
                      Title:  Vice President and Chief Financial Officer


                      TEKNI-PLEX, INC.


                      By:   /s/ F. Patrick Smith
                            -------------------------------
                      Name:  F. Patrick Smith
                      Title:  Chief Executive Officer

                      NATVAR HOLDINGS, INC.


                      By:   /s/ F. Patrick Smith
                            -------------------------------
                      Name: F. Patrick Smith
                      Title: Chief Executive Officer